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                                                                   Exhibit 10(b)

               CONSENT OF SWIDLER BERLIN SHEREFF FRIEDMAN, LLP



          We hereby consent to reference to our firm included in the prospectus and statement of additional information of Merrill Lynch Index Funds, filed as part of Registration Statement No. 333-15265 and to the use of our opinion of counsel, incorporated by reference to Exhibit 10 to Pre-Effective Amendment No. 1 to the Registration Statement on Form N-1A (File No. 333-15265).


                                   /s/ Swidler Berlin Shereff Friedman, LLP
                                   Swidler Berlin Shereff Friedman, LLP

New York, New York
April 26, 1999